Exhibit 1.1

[Number of American Depositary Shares]

BAVARIAN NORDIC A/S

American Depositary Shares, each Representing
One-Third of an Ordinary Share (nominal value DKK 10 per share)

UNDERWRITING AGREEMENT

[•], 2016

COWEN AND COMPANY, LLC

PIPER JAFFRAY & CO.

As Representatives of the several Underwriters

Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Dear Ladies and Gentlemen:

1.             INTRODUCTORY.  Bavarian Nordic A/S, a public limited liability company organized and existing under the laws of the Kingdom of Denmark (the “Company”), proposes to issue and sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of [•] ordinary shares, nominal value DKK 10 per share, of the Company (the “Ordinary Shares”) to be delivered in the form of an aggregate of [•] American Depositary Shares of the Company (“ADSs”).  The aggregate of [•] ADSs so proposed to be sold is hereinafter referred to as the “Firm ADSs”.  The Company also proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional [•] Ordinary Shares to be delivered in the form of up to an additional [•] ADSs (the “Optional ADSs”).  The Firm ADSs and the Optional ADSs are hereinafter collectively referred to as the “Offered ADSs”.  The Ordinary Shares to be delivered in the form of Firm ADSs are hereinafter referred to as the “Firm Stock,” and the Ordinary Shares to be delivered in the form of Optional ADSs are hereinafter referred to as “Optional Stock”, and the Firm Stock and the Optional Stock are herein collectively referred to as the “Stock”.  The Offered ADSs and the Stock represented thereby are herein collectively referred to as the “Securities”.  Cowen and Company, LLC (“Cowen”) and Piper Jaffray & Co. (“Piper Jaffray”) are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives”.

The Stock will, following subscription by the Underwriters, be deposited pursuant to a deposit agreement, as amended through the date hereof (the “Deposit Agreement”), to be dated on or prior the Closing Date (as defined below), among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary evidencing the ADSs.  Each Offered ADS will initially represent one-third of a share of Stock deposited pursuant to the Deposit Agreement.

The parties hereto agree that in order to facilitate the transactions contemplated by this Agreement, one or more of the Representatives shall execute and deliver to the Company one or more subscription lists on behalf of the Underwriters included on Schedule F and, upon the several Underwriters becoming the owners of their respective shares of Firm Stock or Optional Stock, as applicable, the applicable Representative(s) shall deposit such Stock with the Depositary against issuance of ADSs and/or ADRs evidencing ADSs in accordance with the terms of the Deposit Agreement.

The Company understands that the Underwriters propose to make a public offering of the Offered ADSs as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The price to the public of the Stock and the Offered ADSs has been fixed through a book-building process immediately prior to the signing of this Agreement.

2.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(i)            The Company represents and warrants to the several Underwriters, as of the date hereof and as of each of the Closing Dates (as defined below), and agrees with the several Underwriters, that:

(a)   Registration Statements.              A registration statement of the Company on Form F-1 (File No. 333-208834) (including all amendments thereto, the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”).  The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) a registration statement on Form F-6 (File No. 333-188749) covering the registration of the Offered ADSs under the Securities Act and the Rules and Regulations (the “ADS Registration Statement”), (iv) a registration statement on Form 8-A (File No. 001-[•]) under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission thereunder (the “Exchange Act Rules”) to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs (the “Exchange Act Registration Statement”), (v) any Preliminary Prospectus (as defined below), (vi) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section (a) hereof and (vii) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Securities has heretofore been filed with the Commission.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, the Rule 462(b) Registration Statement, if any, the ADS Registration Statement or the Exchange Act Registration Statement, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act or Section 21C of the Exchange Act, as applicable, has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”).  The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement”.  If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  The final prospectus, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus”.

The Registration Statement, the Preliminary Prospectus, the Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement, and the filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission, have been duly authorized by and on behalf of the Company, and each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement has been duly executed pursuant to such authorization.

(b)   General Disclosure Package.  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below), and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations), nor (iv) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined below).  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means [•] [A/P].M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(c)   No Stop Orders; No Material Misstatements.  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Offered ADSs has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d)   Registration Statements and Prospectus Contents.  At the respective times the Registration Statement, the ADS Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement, the ADS Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e)   Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(i)(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Pricing Prospectus or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)    Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(g)   Distribution of Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Offered ADSs other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(i)(c) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)   Emerging Growth Company.  From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(i)    Not an Ineligible Issuer.  At the time of filing the Initial Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered ADSs and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j)    EU Prospectus Directive.  From and after twelve months prior to the date of this Agreement, the Company has not taken any action which would constitute an offer of Securities to the public in any member state of the European Economic Area which has implemented the EU Prospectus Directive (each, a “Member State”) for which a prospectus would need to be approved and published, in accordance with the EU Prospectus Directive, as implemented in such relevant jurisdiction.

(k)   Testing-the-Waters Communications.  The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule D hereto.

(l)    Inside Information. The Company is not aware of any inside information (as defined under Section 34, subsection 2 of the Danish Securities Trading Act that is likely to have a material effect on the valuation of the Stock and that is not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; the sale or issuance of the Stock by the Company will not violate the Danish Securities Trading Act.

(m)  Organization and Good Standing.  The Company and each of its subsidiaries (as defined in Section 15) have been duly organized and are validly existing as limited liability companies, corporations or other legal entities in good standing (or the non-U.S. equivalent thereof) under the laws of their respective jurisdictions of organization.  The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not reasonably be expected, singularly or in the aggregate, to (i) have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or prevent the ADSs from being accepted for listing on, or result in the delisting of the ADSs from, the NASDAQ Global Select Market (any such effect as described in clauses (i) or (ii), (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule G hereto.

(n)   Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(o)   Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Company has taken all corporate actions required by its articles of association, or other constitutional documents, and Danish law in connection with the performance of its obligations under the Deposit Agreement.

(p)   The Offered ADSs and the Underlying Stock.  The Offered ADSs to be sold by the Company and their issue and sale, and the Stock and its issue and sale by the Company to the Underwriters hereunder, have been duly and validly authorized and, when the Offered ADSs are issued and delivered and the Stock is issued against payment therefor as provided herein, subject to registration with the Danish Business Authority (the “DBA”) and VP Securities A/S and admission to trading and official listing on Nasdaq Copenhagen, each of the Offered ADSs and the Stock will be (i) duly and validly issued, fully paid and non-assessable, (ii) will be freely transferable by the Company to or for the account of the several Underwriters, and (iii) will conform to the descriptions thereof in the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the General Disclosure Package and the Prospectus; the issuance of the Stock and the related Offered ADSs is not subject to any preemptive or similar rights; and, subject to registration with the DBA and VP Securities A/S and admission to trading and official listing on Nasdaq Copenhagen, there are no restrictions on subsequent transfers of the Stock or the Offered ADSs under the laws of the Kingdom of Denmark or the United States except as described in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus.  The Stock, when issued, and the Offered ADSs, when delivered against payment for the Stock as provided herein, and subject to registration with the DBA and VP Securities A/S and admission to trading and official listing on Nasdaq Copenhagen, may be freely deposited by the Underwriters with the Depositary against issuance of ADRs evidencing the Offered ADSs; provided, however, that the Stock will be issued in a preliminary ISIN and not in the existing ISIN for the existing shares, and the codes will thereafter be merged.

(q)   ADRs.  Upon execution and delivery by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the Stock in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the Offered ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The ADRs and the Deposit

Agreement conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  Except as disclosed in the General Disclosure Package and the Prospectus, there are no limitations on the rights of holders of the Stock, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(r)    Capitalization.  The Company has an authorized capitalization as set forth in the column entitled “Actual” under the heading “Capitalization” in the Pricing Prospectus (including the footnotes thereto).  All of the issued shares of capital stock of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with the Company’s articles of association and applicable company and securities laws, and registered with the DBA, and conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  All of the Company’s warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with applicable company and securities laws.  None of the outstanding shares of Ordinary Shares or American Depositary Shares issued under the Company’s sponsored Level 1 American Depositary Receipt program (the “Level 1 ADSs”) was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  As of the Applicable Time, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or described in the General Disclosure Package.  Since such date, the Company has not issued any securities other than the issuance of Ordinary Shares upon exercise of warrants described as outstanding in, and the grant of warrants, options and awards under existing equity incentive and employee stock purchase plans described in the Registration statement, the General Disclosure Package and the Prospectus.  The description of the Company’s warrant programs, stock bonus and other stock plans or arrangements, and the rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements and rights in all material respects.

(s)    Capitalization of Subsidiaries.  All the outstanding shares of capital stock (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(t)    No Conflicts.  The execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the issue and sale of the Securities by the Company, the deposit with the Depositary of the Stock represented by the Offered ADSs and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any U.S. or non-U.S. (federal, state or local) law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or authority, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time or both would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(u)   No Consents Required.  Except for the registration of the Securities under the Securities Act, the Exchange Act and applicable U.S. state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and The NASDAQ Stock Market in connection with the purchase and distribution of the Securities by the Underwriters and the listing of the ADSs on The NASDAQ Global Select Market, and subject to registration with the DBA and VP Securities A/S and admission to trading and official listing on Nasdaq Copenhagen, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court or governmental or regulatory agency or authority, U.S. or non-U.S. (federal, state or local), which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company, the issuance and sale of the Securities, the deposit with the Depositary of the Stock represented by the Offered ADSs or the consummation of the transactions contemplated hereby; and the Company has no knowledge of any event which has occurred that would reasonably be expected to result in, or after notice or lapse of time or both would result in, the revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

(v)   Independent Auditors.  Deloitte Statsautoriseret Revisionspartnerselskab, who have certified certain financial statements and related schedules of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and applicable Danish law.

(w)  Provision of Financial Information to the Independent Auditors. All information supplied by the Company and, where applicable, its subsidiaries to Deloitte Statsautoriseret Revisionspartnerselskab for the purposes of preparation of its reports, documents or letters (or updates thereto), including the documents referenced in Section 6(ii) and any management representation letters provided in relation thereto, in connection with the Offering, has been accurately compiled in all material respects and was when supplied, or as subsequently amended by the Company, true and accurate in all material respects and not by itself or by omission misleading and all expressions of opinion so supplied were held in good faith and reasonably arrived at after due and careful enquiry.

(x)   Financial Statements.  The financial statements, together with the related notes and schedules, included in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and in compliance with the financial reporting requirements of Danish law, in each case applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X.  No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information that is required to be included in the Registration Statement, the General Disclosure Package, or the Prospectus in accordance with Regulation S-X which has not been included. The summary and selected financial data included in the General Disclosure Package, the Prospectus and the Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information.

(y)   No Off-Balance Sheet Financing.  Neither the Company nor any of its subsidiaries has any material off-balance sheet financing arrangement as defined in accordance with IFRS.

(z)   No Material Adverse Change.  Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the General Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the General Disclosure Package; (ii) any change in the capital stock (other than the issuance of Ordinary Shares upon exercise of warrants described as outstanding in, and the grant of warrants and awards under existing equity incentive and employee stock purchase plans described in, the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(aa) Legal Proceedings.  There is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”), the European Medicines Agency (the “EMA”), comparable U.S. or non-U.S. (federal, state or local) governmental authorities of competent jurisdiction (it being understood that the interaction between the Company and its subsidiaries, and the FDA, EMA and such comparable governmental authorities relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and is not described therein, or which, except as set forth in the General Disclosure Package, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened or, to the Company’s knowledge, contemplated by governmental or regulatory authorities or threatened by others.  The Company and each of its subsidiaries is in compliance with all applicable laws, rules, regulations, orders and decrees governing its business and the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All preclinical studies and clinical trials conducted by or on behalf of the Company or its subsidiaries to support approval for commercialization of the Company’s or its subsidiaries’ products have been conducted by the

Company or its subsidiaries or, to the Company’s knowledge, by third parties, in compliance with all applicable laws, rules, regulations, orders and decrees, except for such failure or failures to be in compliance as would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

(bb) No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Licenses or Permits.  The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate U.S. or non-U.S. (federal, state or local) governmental or regulatory authorities of competent jurisdiction (including, without limitation, the FDA and the EMA) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”), except as disclosed in the General Disclosure Package or where any failures to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(dd) Regulatory Matters.  The nonclinical studies and clinical trials conducted by or on behalf of the Company and its subsidiaries that are described in the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the General Disclosure Package and Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the General Disclosure Package and the Prospectus, the results of which are materially inconsistent with or call into question in any material respect the results described or referred to in the General Disclosure Package and the Prospectus; and, other than as disclosed in the General Disclosure Package, the Company has not received any notices, correspondence or other communication from the FDA, EMA or comparable U.S. or non-U.S. (federal, state or local) governmental or regulatory authorities of competent jurisdiction requiring the termination, suspension or, except as would not have a Material Adverse Effect, material modification of any ongoing or planned Company Studies or Trials and, to the Company’s knowledge, there are no reasonable grounds for the same.  In using or disclosing patient information received by the Company or one of its subsidiaries, as applicable, in connection with the Company Studies and Trials, the Company or one of its subsidiaries, as applicable, has complied in all material respects with all applicable laws and regulatory rules or requirements.  To the Company’s knowledge, none of the Company Studies and Trials was supervised or conducted by any Investigator, as such term is defined in Title 21, Section 50.3, of the U.S. Code of Federal Regulations, who has been disqualified as an Investigator or has been found to have engaged in scientific misconduct.  To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA, EMA and comparable regulatory bodies to which the Company and its subsidiaries is subject.

(ee) U.S. Investment Company Act.  The Company is not and, after giving effect to the offering of the Securities and the application of the proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(ff)  No Stabilization.  Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(gg) Intellectual Property.  The Company and its subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses,  trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted and proposed to be conducted or described in the General Disclosure Package and the Prospectus.  The Company and its subsidiaries have not received any written opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate or otherwise violate valid and enforceable Intellectual Property Rights of any other person in any material respect, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries.  Except as described in the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person in any material respect.  To the Company’s knowledge, all licenses for the use of the Intellectual Property Rights described in the General Disclosure Package and the Prospectus are valid, binding upon and enforceable by or against the parties thereto in accordance with their terms.  The Company and each of its subsidiaries has complied in all material respects with, and is not in breach nor has received any written claim of breach of, any Intellectual Property license described or owned or used by the Company in the General Disclosure Package, and the Company has no knowledge of any breach by any other person to any such license.  Except as described in the General Disclosure Package, no claim has been made against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person in any material respect.  The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property Rights, including the execution of appropriate nondisclosure, confidentiality agreements, invention assignment agreements and invention assignments with their employees.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.  The Company and its subsidiaries have taken all reasonably necessary actions to obtain ownership of all works of authorship and inventions made by its employees and contractors during the time they were employed by or under contract with the Company or any of its subsidiaries and that relate to the Company’s business.

(hh) Title to Real and Personal Property.  The Company and each of its subsidiaries have good and marketable title in and (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real or personal property that are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) would not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(ii)   No Labor Dispute.  There is (A) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the Company’s knowledge, threatened against it or any of its subsidiaries in writing, before any U.S. or non-U.S. (federal, state or local) governmental authorities of competent jurisdiction (including the U.S. National Labor Relations Board and any state or local labor relations board), and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that would reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(jj)   Compliance with ERISA.  No “prohibited transaction” (as defined in Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries that would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries subject to ERISA is in compliance with applicable law, including ERISA and the Code, except as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA) that is subject to ERISA.  Each pension plan subject to ERISA for which the Company or any of its subsidiaries would reasonably be expected to have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and, to the knowledge of the Company, no fact or event has occurred since the date of such letter from the IRS that would reasonably be expected adversely to affect the qualified status of any such plan.

(kk) Environmental Laws and Hazardous Materials.  The Company and its subsidiaries are in compliance with all U.S. and non-U.S. (federal, state and local) rules, laws and regulations issued by governmental authorities of competent jurisdiction relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment that are applicable to their businesses (“Environmental Laws”).  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit that would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any material liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(ll)   Taxes.  The Company and its subsidiaries each (i) have timely filed any necessary U.S. and non-U.S. (federal, state and local) tax returns required to be filed by each of them, and all such returns were true, complete and correct when filed, (ii) have paid all U.S. and non-U.S. (federal, state and local) taxes for which any of them is liable, including, without limitation, all sales and use taxes and all taxes that the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)        Transfer Pricing.  The Company and each of its subsidiaries is in compliance in all material respects with the transfer pricing guidelines issued by the Organization for Economic Co-operation and Development (“OECD”).  Neither the Company nor any of its subsidiaries is currently being investigated by local tax authorities, specifically in connection with, but not limited to, the Company’s intra-group transfer pricing policies or the Company’s accounting treatment of profits.

(nn) Insurance.  The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.  Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(oo) Accounting Controls.  The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act Rules) that complies with the requirements of the Exchange Act and has been designed by its respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s internal control over financial reporting is effective.  Except as described in the General Disclosure Package, during the past two (2) audited fiscal years and since the end of the Company’s most recent audited fiscal year, there is and there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp) Disclosure Controls.  The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures.  The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(qq) Non-IFRS Measures. The non-IFRS measures as described in the Registration Statement, the General Disclosure Package and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with the relevant financial statements and the books and records of the Company and not misleading or otherwise misrepresenting the financial position of the Company.

(rr)   Minute Books.  The minute books of the Company since December 31, 2012 have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), during such period, and (ii) accurately in all material respects reflect all matters referred to in such minutes.

(ss)  No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, that is required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and the Prospectus and which is not so described.

(tt)   No Undisclosed Agreements.  There is no license, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package or to be filed as an exhibit to the Registration Statement which is not so described therein or filed therewith as required; and all descriptions of any such licenses, leases, contracts, or other agreements or documents contained in the General Disclosure Package are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such license, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company and its subsidiaries have not received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.

(uu) No Registration Rights.  No person or entity has the right to require registration of the ADSs, the Ordinary Shares, the Level 1 ADSs or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(vv) Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the U.S. Federal Reserve system or any other regulation of such Board of Governors.

(ww)         No Broker’s Fees. Except for this Agreement and the Deposit Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Deposit Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(xx) No Restrictions on Subsidiaries. Except as described in the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(yy) PFIC.  The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Code, and the Company does not expect to become a PFIC for the calendar years ending December 31, 2015 or December 31, 2016.

(zz) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or disclosed other than in good faith.

(aaa)        Listing.  The Offered ADSs have been approved for listing subject to notice of issuance on the NASDAQ Global Select Market (the “Exchange”).

(bbb)        Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ccc)         No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to U.S. or non-U.S. (federal, state or local) government officials or employees or to U.S. or non-U.S. (federal, state or local) political parties or campaigns from corporate funds; or (iii) violated any provision of (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), (b) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997 (the “OECD Convention”), (c) the English common law offence of bribery and the Bribery Act 2010 of the United Kingdom (the “English Bribery Laws”), or (d) any other applicable law in Denmark or any other applicable jurisdiction (including any (x) statute, ordinance, rule or regulation, (y) order of any court, tribunal or any other judicial body or (z) rule, regulation, guideline, order or administrative requirement of any public body having jurisdiction over the Company) which, in each case, prohibits the conferring of any gift, payment or other benefit on any person or any officer, employee, agent or adviser of such person; and/or is broadly equivalent to the Foreign Corrupt Practices Act, the English Bribery Laws or was intended to enact the provisions of the OECD Convention.

(ddd)        Statistical and Market Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. All consents of third parties required for the inclusion and use of such data in the Registration Statement, the General Disclosure Package and the Prospectus have been obtained.

(eee)         Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(fff) Compliance with Sanctions Laws.

(A)                   Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge any director, officer, employee, agent, affiliate or [authorized] representative thereof, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(B)                   The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) to the Company’s knowledge, in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)                   For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the applicable dealings or transactions is or was the subject of Sanctions.

(ggg)       No Associated Persons; FINRA Matters.  Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(hhh)        No Stamp Duty. Provided that no Underwriter is resident in Denmark for tax purposes or deemed to carry on business through a permanent establishment in Denmark for tax purposes or has a fixed establishment in Denmark for VAT purposes, no stamp duties or other issuance or transfer taxes or duties and no capital gains, income, value added, withholding or other taxes are payable by or on behalf of the Underwriters in Denmark solely in connection with (i) the issuance and delivery of the Stock and the Offered ADSs in the manner contemplated by this Agreement and the Prospectus, (ii) the sale and delivery by the Underwriters of the Offered ADSs as contemplated herein and in the Prospectus or (iii) the deposit of the Stock being deposited with the Depositary against the issuance of Offered ADSs to be delivered and/or the ADRs evidencing Offered ADSs.

(iii)  Validity of Choice of Law.  The choice of the laws of the State of New York to govern this Agreement and the Deposit Agreement will be recognized by the Danish courts as a valid choice of law pursuant to article 3 of the Convention on the Law Applicable to Contractual Obligations dated 19 June 1980 (the “Rome Convention”) as implemented in Denmark by Danish Act No. 139 of 17 February 2014 with respect to matters falling within the scope of the Rome Convention. Article 1(2) of the Rome Convention sets out matters not governed by the Rome Convention. They include, but are not limited to, obligations under negotiable instruments, questions governed by the laws of companies (e.g., creation, legal capacity, internal organization or winding up), trusts and insurance matters.

Choice of law is subject to Danish public policy (ordre public) and the mandatory rules of the laws of any country with which the matter has a significant connection, if and in so far as under the laws of that country those rules must be applied notwithstanding the choice of law (cf. Article 3 (3), Article 7 and Article 16 of the Rome Convention). Choice of law is also subject to rules and principles of Danish law that must be applied notwithstanding the choice of law.

Without limiting the generality of the foregoing, enforcement may be limited by insolvency, bankruptcy, formal restructuring proceedings (rekonstruktion) or other laws affecting creditors’ rights in general pursuant to the Danish Bankruptcy Act. Furthermore, certain rights and obligations may be qualified or limited by, inter alia, the nature of the remedies available in Danish courts (the availability of the remedies of injunctions and specific performance may be limited), the acceptance by such courts of jurisdiction, the power of such courts to stay proceedings, or Danish public order.

If the choice of the law of the State of New York is also intended to govern non-contractual obligations, this may not be upheld by the courts of Denmark as (i) Regulation (EC)

No. 864/2007 of 11 July 2007 (the “Rome II Regulation”) does not apply to Denmark (on account of the general Danish opt-out, (cf. The European Council’s Edinburgh Decision of 12 December 1992 and the Protocol to the Treaty of Amsterdam on the position of Denmark)) and (ii) according to Danish principles of private international law, a choice of law agreement in respect of non-contractual obligations entered into before the event giving rise to the damage has occurred may not be enforceable.

The appointment by the Company of an agent for service of process in New York is valid and binding upon the Company. However, it is not certain under Danish law that a power of attorney (including the appointment of an agent for service of process) can be made irrevocable. Therefore, it must be assumed that all powers of attorney are revocable. In addition, if a grantor enters into bankruptcy proceedings, all powers of attorney given by it will be revoked at the end of the day on which the notice of the bankruptcy was published in the Danish Official Gazette (Statstidende) and third parties cannot rely on the power of attorney from the time they became aware or should have become aware of the bankruptcy proceedings

The submission by the Company to the jurisdiction of each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”) and waiver of the objection of an inconvenient forum by the Company set forth in the Agreement and the Deposit Agreement is valid and binding upon the Company. However, a final judgment obtained in a New York Court against the Company in respect of any suit, action or proceeding arising out of or relating to the Agreement and the Deposit Agreement will neither be recognized nor enforced by the Danish courts without re-examination of the substantive matters thereby adjudicated. In connection with any such re-examination, the judgement will generally be accepted as evidence, but the parties must provide the Danish courts with satisfactory information about the contents of the laws of the State of New York and, if they fail to do so, the Danish courts may apply Danish law instead.

(jjj) No Immunity.  Neither the Company nor any of its subsidiaries nor any of their respective Danish, German or U.S. properties, assets or revenues enjoy any rights of immunity from legal proceedings or the execution of judgement or other attachment in Denmark, Germany or the United States with respect to obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Securities.

(ii)           Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the several Underwriters as to the matters covered thereby.

3.                                      PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to subscribe for and purchase from the Company the respective numbers of shares of Firm Stock, to be delivered in the form of Firm ADSs, set forth opposite the names of the Underwriters in Schedule A hereto. [The Firm Stock will be issued under a temporary ISIN DK[•]. The temporary ISIN code will be merged with the permanent ISIN code DK0015998017 on or shortly after the Closing Date.] The Firm Stock is expected to be admitted to trading and official listing on Nasdaq Copenhagen on or about 9:00 a.m. Copenhagen time on the first business day immediately subsequent to the [Closing Date].

The subscription price per share to be paid by the Underwriters to the Company for the Firm Stock, to be delivered in the form of ADSs, will be $[•] per Ordinary Share (however, not less than DKK 10 per Ordinary Share) (the “Subscription Price”), which price corresponds to market value and has been fixed through a book-building process.  As used in this Section 3 and elsewhere in this Agreement, “Net

Proceeds” means the Subscription Price less the aggregate underwriting commission for the Firm Stock of $[•] per Ordinary Share and less any amount reimbursable by the Company to the Underwriters pursuant to Section 5 of this Agreement.

(i) Timing of Payment and Delivery of the Firm Stock and the Firm ADSs shall be made in accordance with Schedule H hereto.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The time and date of the delivery of the Firm ADSs and closing shall be at 10:00 a.m., New York time, on [•], 2016, in accordance with Rule 15c6-1 of the Exchange Act.  The time and date of such payment and delivery are herein referred to as the “Closing Date”.  The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock, to be delivered in the form of Firm ADSs, may be varied by agreement between the Company and the Representatives.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm ADSs as contemplated by the Prospectus, the Underwriters may subscribe for and purchase all or less than all of the Optional Stock, to be delivered in the form of Optional ADSs.  The price per Ordinary Share to be paid for the Optional Stock, to be delivered in the form of Optional ADSs, shall be the Subscription Price.  The Company agrees to issue and sell to the Underwriters the number of shares of Optional Stock, to be delivered in the form of Optional ADSs, specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree, severally and not jointly, to subscribe for and purchase such shares of Optional Stock, to be delivered in the form of Optional ADSs.  Such shares of Optional Stock shall be subscribed for and purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock, to be delivered in the form of Firm ADSs, set forth opposite such Underwriter’s name on Schedule A bears to the total number of shares of Firm Stock, to be delivered in the form of Firm ADSs (subject to adjustment by the Representatives to eliminate fractions).  The option granted hereby may be exercised as to all or any part of the Optional Stock, to be delivered in the form of Optional ADSs, at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement.  No Optional Stock, to be delivered in the form of Optional ADSs, shall be issued, sold and delivered unless the Firm Stock, to be delivered in the form of Firm ADSs, previously has been, or simultaneously is, issued, sold and delivered.  The right to purchase the Optional Stock, to be delivered in the form of Optional ADSs, or any portion thereof may be surrendered and terminated at any time upon notice by Representatives to the Company.

The option granted hereby may be exercised by written notice being given to the Company by Representatives setting forth the number of shares of the Optional Stock, to be delivered in the form of Optional ADSs, to be subscribed for and purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock, to be delivered in the form of Optional ADSs.  Each date and time for delivery of and payment for the Optional Stock, to be delivered in the form of Optional ADSs (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given.  The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

(ii) Timing of Payment and Delivery of the Optional Stock and the Optional ADSs shall be made in accordance with Schedule I hereto.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock, to be delivered in the form of Optional ADSs, may be varied by agreement between the Company and the Representatives.  The Optional Stock will be issued under a temporary ISIN DK[•] that will be mergered with the permanent ISIN code DK0015998017 on our about the Option Closing Date.  The Optional Stock is expected to be admitted to trading and official listing on Nasdaq Copenhagen on or about 9:00 am Copenhagen time on the first business day immediately subsequent to the Option Closing Date.

The several Underwriters propose to offer the Offered ADSs for sale upon the terms and conditions set forth in the Prospectus.

4.                                      FURTHER AGREEMENTS OF THE COMPANY

(i)            FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees with the several Underwriters:

(a)   Required Filings; Amendments or Supplements; Notice to the Representatives.  To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement, the ADS Registration Statement, or the Exchange Act Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the ADSs, the Ordinary Shares or the Level 1 ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)   Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the completion of the distribution of the Firm ADSs within the meaning of the Securities Act and (b) completion of the Lock-Up Period (as defined below).

(c)   Testing-the-Waters Materials.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(d)   Permitted Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the condition in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.

(e)   Deposit of Shares.  The Company agrees, prior to each Closing Date, to deposit Stock with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable Offered ADSs will be issued by the Depositary against receipt of such Stock and delivered to the Underwriters at such Closing Date.

(f)    Ongoing Compliance.  If at any time prior to the date when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representatives that will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement or the ADS Registration Statement declared effective as soon as possible.  The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement.  In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(g)   Amendment to General Disclosure Package.  If the General Disclosure Package is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(h)   Amendment to Issuer Free Writing Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(i)    Delivery of Registration Statements.  To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters signed copies of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(j)    Delivery of Copies.  Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), the ADS Registration Statement and the Exchange Act Registration Statement (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (j) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement (each excluding exhibits), and (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the

delivery of the documents referred to in clauses (v) and (vi) of this paragraph (j) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement).

(k)   Earnings Statement.  To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158); and to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and as soon as possible after each of the first three (3) fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(l)    Blue Sky Compliance.  To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Offered ADSs for offering and sale under the securities or Blue Sky laws of such jurisdictions (U.S. or non-U.S.) as the Representatives may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Offered ADSs in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(m)  Reports.  Upon request, during the period of three (3) years from the date hereof, to deliver to each of the Underwriters (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any securities exchange on which the Ordinary Shares of the ADSs are listed.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(n)   Lock-Up.  During the period commencing on and including the date hereof and ending on and including the ninetieth (90th) day following the date of the Prospectus (as the same may be extended as described below, the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any ADSs, Ordinary Shares, Level 1 ADSs, rights or warrants to acquire ADSs, Ordinary Shares, Level 1 ADSs or securities exchangeable or exercisable for or convertible into ADSs, Ordinary Shares or Level 1 ADSs (other than is contemplated by this Agreement with respect to the Stock and the Offered ADSs) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package issue (A) ADSs, Ordinary Shares and Level 1 ADSs and options to purchase ADSs, Ordinary Shares or Level 1 ADSs, and (B) ADSs, Ordinary Shares or Level 1 ADSs underlying options granted and other securities; (ii) issue ADSs, Ordinary Shares or Level 1

ADSs pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iii) adopt a new equity incentive plan, including, without limitation, providing for the issuance of warrants, and, if required, file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of ADSs, Ordinary Shares and Level 1 ADSs upon the exercise of warrants or other securities issued pursuant to such new equity incentive plan), provided that such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act; and (iv) issue ADSs, Ordinary Shares or Level 1 ADSs (a) to a contract partner pursuant to a partnership or similar agreement or (b) a strategic investment in the Company by a third party in an amount not to exceed 5% of the Company’s Ordinary Shares outstanding on the date hereof, provided that such contract partner or third party be contractually prohibited from selling, offering, disposing of or otherwise transferring any such securities during the remainder of the Lock-Up Period.  The Company will cause each person listed in Schedule E to furnish to the Representatives, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit I hereto.

(o)   Release of Lock-Up.  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(t) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit II hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

(p)   Delivery of SEC Correspondence.  To supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act and the Exchange Act or any of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(q)   Press Releases.  Prior to the Closing Date, not to issue any stock exchange announcement, press release or other communication, directly or indirectly, or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(r)    Compliance with Regulation M.  Until the Representatives shall have notified the Company of the completion of the sale of the Offered ADSs, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Offered ADSs, or attempt to induce any person to purchase any Offered ADSs; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Offered ADSs.

(s)    Registrar, Transfer Agent and Depositary.  To maintain, at its expense, a registrar, transfer agent and for depositary the Securities.

(t)    Use of Proceeds.  To apply the net proceeds from the sale of the Offered ADSs as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered ADSs hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(u)   Exchange Listing.  To use commercially reasonable efforts to list, subject to notice of issuance, the ADSs on the Exchange.

(v)   Performance of Covenants and Satisfaction of Conditions.  To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm ADSs and the Optional ADSs.

5.                                      PAYMENT OF EXPENSES.

(w)  Expenses.  The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, the ADS Registration Statement, the Exchange Act Registration Statement, any amendments, supplements and exhibits thereto and the costs of printing, reproducing and distributing Deposit Agreement, the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA up to a maximum of $35,000; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(i)(k)) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar, transfer agent, agent for service of process and/or depositary of the Securities; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, provided, that the Company shall be responsible for 50% of the cost of any aircraft chartered in connection with the road show and the underwriters shall be responsible for the balance of the cost of any such chartered aircraft; (j) the costs and expenses of qualifying the Securities for inclusion in the book-entry settlement system of The Depository Trust Company (“DTC”) and (k) all other costs and expenses incident to the offering of the Offered ADSs or the performance of the obligations of the Company under this Agreement and the Deposit Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the

Company’s independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Securities by them and the expenses of advertising any offering of the Securities made by the Underwriters.

(x)   Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar Danish issuance tax, including any interest and penalties, on the creation and issuance of the Ordinary Shares by the Company and the sale of the Offered ADSs by the Underwriters, on the execution and delivery of this Agreement and the deposit of the Ordinary Shares being deposited with the Depositary. All indemnity payments to be made by the Company hereunder in respect of this Section 5(b) shall be made without withholding or deduction for or on account of any present or future Danish taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by Denmark or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and Denmark, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

6.                                      CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on such Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)   Registration Compliance; No Stop Orders.  Each of the Initial Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement, the ADS Registration, the Exchange Act Registration Statement or any part thereof, preventing or suspending the use of, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act or Section 21C under the Exchange Act, as applicable, shall have been initiated or, to the knowledge of the Company, threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Initial Registration Statement, the Prospectus, the ADS Registration Statement or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(i)(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)   No Material Misstatements.  None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)   Corporate Proceedings.  All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Deposit Agreement, the Securities, the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)   Opinion and 10b-5 Statement of Counsel for the Company.  Cooley LLP shall have furnished to the Representatives such counsel’s written opinion and 10b-5 statement, as counsel to the Company, addressed to the Underwriters and dated as of such Closing Date, to the effect set forth in a form previously agreed upon.

(e)   Opinion of Danish Counsel for the Company.  Kromann Reumert shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated as of such Closing Date, to the effect set forth in a form previously agreed upon.

(f)    Opinion and 10b-5 Statement of Intellectual Property Counsel for the Company.  Each of the Law Office of Salvatore Arrigo and Scott Lee, LLP and [•] shall have furnished to the Representatives such counsel’s respective written opinion and 10b-5 statement, as intellectual property counsel to the Company, addressed to the Underwriters and dated as of such Closing Date, to the effect set forth in forms previously agreed upon.

(g)   Opinion of the General Counsel of the Company.  The General Counsel of the Company shall have furnished to the Representatives such counsel’s written opinion addressed to the Underwriters and dated as of such Closing Date, to the effect set forth in a form previously agreed upon.

(h)   Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated as of such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(i)    Opinion of Danish Counsel for the Underwriters.  The Representatives shall have received from Plesner, Danish counsel for the Underwriters, such opinion or opinions, dated as of such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(j)    Opinion of Depositary’s Counsel.  Ziegler, Ziegler & Associates LLP shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Depositary, addressed to the Underwriters and dated such Closing Date, to the effect set forth in a form previously agreed upon.

(k)   Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Statsautoriseret Revisionspartnerselskab a letter, addressed to the Underwriters, executed and dated such date, in form and substance reasonably satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)    Bring Down Comfort.  On the effective date of any post-effective amendment to the Registration Statement and on such Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from Deloitte Statsautoriseret Revisionspartnerselskab addressed to the Underwriters and dated as of such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (j) of this Section 6.

(m)  Officers’ Certificate.  The Company shall have furnished to the Representatives a certificate, dated as of such Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), the ADS Registration Statement, the Exchange Act Registration Statement or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(n)   Transaction Documents.  At the time of the execution of this Agreement, the Representatives shall have received a copy of the Deposit Agreement executed by each of the Company and the Depositary and the Deposit Agreement shall be in full force and effect.

(o)   Eligible for DTC Clearance.  At or prior to each Closing Date, the Offered ADSs shall be eligible for clearance and settlement through the facilities of the DTC.

(p)   No Material Adverse Effect.  Since the date of the latest audited financial statements included in the General Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (p), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(q)   No Legal Impediment to Issuance.  No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body that would prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any U.S. federal or state court of competent jurisdiction shall have been issued that would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(r)    Market Conditions.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following:  (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission, the Exchange, Danish authorities or trading in securities generally on the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, NYSE MKT LLC, Nasdaq Copenhagen or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, Danish authorities, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities in the United States or authorities in Denmark or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear system in Europe; (iii) the United States or Denmark shall have become engaged in hostilities, or is the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States or Denmark, or there shall have been a declaration of a national emergency or war by the United States or Denmark; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Denmark shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(s)    Exchange Listing.  The Exchange shall have approved the ADSs for listing therein, subject only to official notice of issuance and evidence of satisfactory distribution.

(t)    Good Standing.  The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(u)   Lock-Up Agreements.  The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers and directors of the Company listed in Schedule E to this Agreement.

(v)   General Counsel’s Certificate.  The Company shall have furnished to the Representatives a General Counsel’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(w)  Chief Financial Officer Certificate.  The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Financial Officer, substantially in a form previously agreed upon.

(x)   Regulatory Certificate.  The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Vice President, Regulatory Affairs, substantially in a form previously agreed upon.

(y)   Depositary’s Certificate.  The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Stock, the issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered ADSs pursuant to the Deposit Agreement, and such other customary matters related thereto as the Representatives may reasonably request.

(z)   Additional Documents.  On or prior to such Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(aa) Stablization.  The Underwriters will only stabilize the offering in accordance with EU regulations and the applicable provisions of Danish law regarding stabilization.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      INDEMNIFICATION AND CONTRIBUTION.

(a)   Indemnification of Underwriters by the Company.  The Company shall indemnify and hold harmless:

each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the ADS Registration Statement, the Prospectus, or in any amendment or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered ADSs, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) (B) the omission or alleged omission to state in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the ADS Registration Statement, or the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability that the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)   Indemnification of Company by the Underwriters.  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement or the ADS Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties” and each, a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the ADS Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the ADS Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated

therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 7(a) or 7(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)   If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act that resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, bear to the total underwriting commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e)   The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to Section 7(d) above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.                                      TERMINATION.  The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to registration of the Firm Stock with the DBA if, prior to that time, any of the events described in Sections 6(p) or 6(r) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9.                                      REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Offered ADSs for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter, provided, further, that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.                               SUBSTITUTION OF UNDERWRITERS.  If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on any Closing Date and the aggregate number of shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus that may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations,  warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11.                               ABSENCE OF FIDUCIARY RELATIONSHIP.  The Company acknowledges and agrees that:

(a)           each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;

(b)           the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12.                               SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company  contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.  No purchaser of any of the Offered ADSs from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.                               SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities.  Notwithstanding any termination of this Agreement, including, without limitation, any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.                               NOTICES.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)   if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to the Representatives c/o Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: (646) 562-1249, with a copy to the General Counsel, Fax: (646) 562-1124 and c/o Piper Jaffray & Co., Attention: Head of Equity Capital Markets, with a copy to the General Counsel, Fax: (612) 303-1070, in each case, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attention: Jonathan L. Kravetz, Esq., Fax: (617) 542-2241; and

(b)   if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to Bavarian Nordic A/S Attention: Morten Max Rasmussen, Fax: [•], email Morten.Rasmussen@bavarian-nordic.com, with a copy to Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036-7798, Attention: Divakar Gupta, Esq. and Joshua A. Kaufman, Esq., Fax: (212) 479-6725;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15.                               DEFINITION OF CERTAIN TERMS.  For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16.                               GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations.  The Company irrevocably (a) submits to the non-exclusive jurisdiction of the New York Courts for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum and (f) appoints [•] as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

17.                               UNDERWRITERS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus:  (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the [insert references to appropriate paragraphs] under the heading “Underwriting.”

18.                               AUTHORITY OF THE REPRESENTATIVES.  In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all of the Underwriters.

19.                               PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.                               GENERAL.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

21.                               COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

22.                               JUDGMENT CURRENCY.  The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

BAVARIAN NORDIC A/S

By:
Name:
Title:

Accepted as of the date first above written:

COWEN AND COMPANY, LLC PIPER JAFFRAY & CO.
Acting on their own behalf and as Representatives of several Underwriters listed on Schedule A to this Agreement.

By: COWEN AND COMPANY, LLC

By:
Name:
Title:

By: PIPER JAFFRAY & CO.

By:
Name:
Title:

SCHEDULE A

Name	Number of Shares of Firm Stock To Be Purchased (To Be Delivered in the Form of ADSs)	Number of Shares of Optional Stock To Be Purchased (To Be Delivered in the Form of ADSs)

Cowen and Company, LLC

Piper Jaffray & Co.

Nomura Securities International, Inc.

Total

SCHEDULE B

[General Use Free Writing Prospectuses]

[None]

SCHEDULE C

Pricing Information

Firm Stock to be Issued and Sold:  [     ] shares (to be delivered in the form of [•] ADSs)

Offering Price:  $[       ] per ADS

Underwriting Commissions:  [   ]%

Estimated Net Proceeds to the Company (after underwriting commissions, but before transaction expenses):  $[          ]

SCHEDULE D

[Written Testing the Waters Communication]

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SCHEDULE E

Parties to Lock-Up Agreement

Claus Bræstrup

Paul Chaplin

Erik G. Hansen

Peter Kürstein

Ole Larsen

Gerard van Odijk

Anders Gersel Pedersen

Frank Verwiel

3

SCHEDULE F

Subscription Lists

4

SCHEDULE G

List of Subsidiaries

Bavarian Nordic Inc. (Delaware)

Bavarian Nordic GmbH (Germany)

Aktieselskabet af (Denmark)

BN Washington D.C. Holding A/S (Denmark)

Bavarian Nordic, Washington D.C. Inc. (Delaware)

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SCHEDULE H

6

SCHEDULE I

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EXHIBIT I

[Form of Lock-Up Agreement]

, 2015

COWEN AND COMPANY, LLC

PIPER JAFFRAY & CO.

As Representatives of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

and

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, MN 55402

Re:  BAVARIAN NORDIC A/S — Registration Statement on Form F-1 for American Depositary Shares

Ladies and Gentlemen:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Bavarian Nordic A/S, a public limited liability company organized and existing under the laws of the Kingdom of Denmark (the “Company”), and Cowen and Company, LLC (“Cowen”) and Piper Jaffray & Co. (“Piper Jaffray”), as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named in Schedule A to the Underwriting Agreement, and the other parties thereto (if any), relating to the proposed public offering (the “Offering”) of American Depositary Shares of the Company (“ADSs”), each ADS representing a certain number of ordinary shares to be determined, nominal value DKK 10 per share, of the Company (the “Ordinary Shares”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees with the Representatives on behalf of the Underwriters that, during the period beginning on the date hereof through and including the date that is the ninetieth (90th) day after the date of the final prospectus used to sell ADSs in the Offering pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Cowen and Piper Jaffray, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, or announce the intention to otherwise dispose of, any Ordinary Shares, ADSs or American Depositary Shares of the Company issued under the Company’s Level 1 American Depositary Receipt program (the “Level 1 ADSs”) (including, without limitation, Ordinary Shares, ADSs or Level 1 ADSs that may be deemed to be beneficially owned by the

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undersigned (such shares, the “Beneficially Owned Shares”) in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (the “Exchange Act”)) or securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or Level 1 ADSs; (ii) enter into any swap, hedge or similar agreement or arrangement that transfers to another, in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or Level 1 ADSs, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or (iii) engage in any short selling of the Ordinary Shares, ADSs or Level 1 ADSs or securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or Level 1 ADSs, whether any such transactions described in (i), (ii) and (iii) is settled by delivery of Ordinary Shares, ADSs, Level 1 ADSs, cash or otherwise.

If the undersigned is an officer or director of the Company, (i) Cowen and Piper Jaffray agree that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Ordinary Shares, ADSs or Level 1 ADSs, including, for the avoidance of doubt, any security of the Company acquired by the undersigned from the Company in the Offering, Cowen and Piper Jaffray will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver.  Any release or waiver granted by Cowen and Piper Jaffray hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The restrictions set forth in the preceding paragraphs shall not apply to:

(1)                                 if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(2)                                 if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3)                                 if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4)                                 any transactions related to Ordinary Shares, ADSs or Level 1 ADSs made by the undersigned, which Ordinary Shares, ADSs or Level 1 ADSs were acquired by the undersigned or any affiliate of the undersigned in an open market transaction;

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(5)                                 the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, ADSs or Level 1 ADSs; provided that such plan does not provide for the transfer of Ordinary Shares, ADSs or Level 1 ADSs during the Lock-Up Period;

(6)                                 transfers by operation of law or by order of a court of competent jurisdiction, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(7)                                 transfers to the Company (i) upon a vesting event of the Company’s securities for full or partial payment of taxes or tax withholding obligations required to be paid in connection with such vesting, (ii) in full or partial payment of the exercise price for warrants to purchase Ordinary Shares, or (iii) for full or partial payment of taxes or tax withholding obligations required to be paid upon the exercise of warrants to purchase Ordinary Shares;

(8)                                 transfers of ADSs or Ordinary Shares to the Company in connection with the cashless exercise of warrants; and

provided, however, that (A) in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, not later than one (1) business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee), (B) in the case of any transfer described in clause (7) or (8) above, no open market sales result other than as are necessary to cover any individual tax obligations resulting from the exercise of warrants, and (C) in the case of any transfer described in clause (2) or (4) above, no filing under Section 13 of the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares, ADSs or Level 1 ADSs shall be required during the Lock-Up Period and no filing under Section 13 of the Exchange Act or other public announcement shall be voluntarily made by the undersigned or the transferee during the Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

For the avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any warrants to purchase Ordinary Shares, ADSs or Level 1 ADSs (which exercises may be effected on a cashless basis to the extent the instruments representing such warrants permit exercises on a cashless basis) or the surrender of Ordinary Shares for the purpose of receiving ADSs or Level 1 ADSs in lieu of such Ordinary Shares and selling in the market such number of Ordinary Shares, ADSs or Level 1 ADSs as are necessary to cover any individual tax obligations resulting from such exercise of warrants; provided, however, that (i) any remaining Ordinary Shares, ADSs or Level 1 ADSs issued upon any such exercise and after giving effect to such sale to cover tax obligations will be subject to the restrictions of this Agreement and (ii) no public announcement of such exercise of warrants shall be voluntarily made by the undersigned or the Company and any public announcement of such exercise that is required to be made by the Company or the undersigned shall, if applicable, note that the individuals exercising the warrants intend to sell such number of Ordinary Shares, ADSs or Level 1 ADSs as are necessary to cover any individual tax obligations resulting from such exercise of warrants.

In order to enable the restrictions set forth herein to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent or the account holding institute of the undersigned, with respect to any Ordinary Shares, ADSs, Level 1 ADSs or securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or Level 1 ADSs.

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The undersigned agree that the Company and the Underwriters may disclose the undertakings set out in this Agreement in any way deemed appropriate by the Company and the Underwriters.

The undersigned further agrees that it will not, during the Lock-Up Period, in his, her or its capacity as a shareholder of the Company, make any demand or request for or exercise any right with respect to the registration under the Securities Act or the securities laws of any other jurisdiction, of any Ordinary Shares, ADSs, Level 1 ADSs or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, ADSs or Level 1 ADSs.  In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

[Signature page follows]

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If (i) the Company notifies Cowen and Piper Jaffray in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed on or before March 31, 2016, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any ADSs to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement.  The undersigned acknowledges and agrees that whether or not any public offering of ADSs actually occurs depends on a number of factors, including market conditions.

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

EXHIBIT II

Bavarian Nordic A/S

[Date]

Bavarian Nordic A/S (the “Company”) announced today that Cowen and Company, LLC, and Piper Jaffray & Co., the co-lead book-running managers in the Company’s recent public sale of [      ] American Depositary Shares (“ADSs”), each representing [•] shares of the Company’s ordinary shares, nominal value DKK 10 per share (the “Ordinary Shares”), is [waiving][releasing] a lock-up restriction with respect to [        ] [shares] of the Company’s [ADSs][Ordinary Shares][American Depositary Shares issued under the Company’s sponsored Level 1 American Depositary Receipt program] held by [certain officers or directors][an officer or director] of the Company.  The [waiver][release] will take effect on [      ], 201[     ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or exemption from registration under the United States Securities Act of 1933, as amended.

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